UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

PDK ENERGY INC.

 (Exact name of registrant as specified in its charter)

MISSISSIPPI	000-54569	27-3054731
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2911 Hilltop Drive Ann Arbor, MI 48103 734-274-9403
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers

On June 25, 2013, the Company accepted the resignation of Eric Joffe as the sole director and officer of the Company as of June 26, 2013 and accepted the appointment of Cameron Robb to serve in his stead.

Cameron Robb, aged 43, has been appointed as the sole director and officer of the Company. Cameron has over 25 years of true entrepreneurial business experience. He has worked as a management consultant for a variety of companies in diversified industries, including Entertainment, Technology, and Consumer Products. The consulting services he has provided were at an executive level for both private and publicly held companies reporting on the NYSE and on the OTCBB. Cameron has worked with nationwide sports licensing companies representing such licenses as, NFL®, NBA®, NHL®, BASS®, NBR®, MLB®, PGA®, LPGA®, WWF® and NASCAR®. In addition, Cameron has sold product and work directly with independent retailers and various mass-market big box chains across North America and Europe.  Prior to consulting Cameron held the position of CEO/President and Co-Founder of a North American entertainment and licensing company.  He was instrumental in developing the company’s brand and business over an eight-year period.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

10.1

Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDK ENERGY INC.

June 26, 2013

s/s Cameron Robb

Cameron Robb